EXHIBIT 23.2

DATE:	March 28, 2012
OUR REF:	51467

TO:	PricewaterhouseCoopers
FROM:	Tel Aviv

RE: Consent Bay Heart Ltd.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8, (File No. 333-61895, File No. 333-55970) and Forms S-3, (File No. 333-140968, File No. 333-140969 and , File No. 333-140974) of our report dated  February 14, 2012 relating to the financial information of Bay Heart Ltd. which appears in this Form 10-K of Ampal – American Israel Corporation .

Signed by:

Brightman Almagor Zohar & Co.
Certified Public Accountants

Haifa, Israel, March 28, 2012